                                 EXHIBIT 99.1

                                                 [LOGO OF LYONDELL APPEARS HERE]

News
================================================================================
One Houston Center, 1221 McKinney Ave., P.O. Box 3646, Houston, Texas 77253-3646
(713) 652-7200

                                         FOR IMMEDIATE RELEASE

LYONDELL PETROCHEMICAL COMPANY REPORTS
1995 EARNINGS OF $389 MILLION, VERSUS $223 MILLION IN 1994

   HOUSTON, January 22, 1996--Lyondell Petrochemical Company (NYSE:LYO) today reported net income for the full year 1995 of $389 million, or $4.86 per share, compared to $223 million, or $2.78 per share, in 1994. This represents the best annual earnings since Lyondell became a public company in 1989 and was primarily due to strong petrochemical and polymers performance in the first nine months of 1995. These markets declined sharply in the latter part of the year and this resulted in fourth quarter 1995 earnings of $27 million, or $.34 per share, versus $103 million, or $1.28 per share, in the fourth quarter of 1994.

   Bob G. Gower, chairman and chief executive officer of Lyondell Petrochemical Company, said, "In spite of the market downturn in the fourth quarter, 1995 was marked by good overall performance for Lyondell as well as significant progress toward our strategic goals."

   Major factors in the company's 1995 performance included:

 .  Strong market conditions for petrochemicals and polymers in the first half of the year followed by substantially weaker markets in the fourth quarter.
 . The acquisition of the Alathon(R) high-density polyethylene business, which contributed significantly to 1995 results and is also providing Lyondell with integration benefits and important niches in this growing market.
 .  Outstanding aromatics profitability at LYONDELL-CITGO Refining Company Ltd.
   (LCR).
 . The LCR venture agreement that enabled the refining business to be profitable in a dismal year for the Gulf Coast refining industry. Refinery rates were limited by some operating problems, but this was LCR's best year thus far for processing heavy Venezuelan crude oil, which is key to maximizing the economic benefits of the venture.

                                   --MORE--



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   Olefins margins declined significantly in the fourth quarter of 1995 as supply/demand conditions worsened and this was the overriding factor in the decline in the company's fourth quarter earnings. In addition, fourth quarter results were affected by downtime for a scheduled maintenance turnaround and capacity expansion of one of the company's olefins units. Other factors affecting 1995 fourth quarter results versus the same period in 1994 were lower methanol profitability, offset by increased contributions from polymers and aromatics and better refining performance at LCR, where major turnarounds limited 1994 results.

   Compared to the 1995 third quarter, when Lyondell earned $100 million, or $1.25 per share, 1995 fourth quarter results reflected the decline in petrochemical markets as well as coker downtime at the LCR refinery.

   "Although we are starting 1996 in a difficult business environment, we have broadened our asset base and we believe that our continued focus on low cost together with emphasis on reducing cyclicality in our key businesses will enable us to weather any storm," said Dan F. Smith, Lyondell's president and chief operating officer.

   Lyondell Petrochemical Company produces a wide variety of petrochemicals, including olefins (primarily ethylene, propylene, butadiene, butylenes and specialty products), methanol, MTBE, and polymers (Alathon(R) high-density polyethylene, polypropylene and low-density polyethylene). Lyondell currently has an approximately 90% participation interest in LYONDELL-CITGO Refining Company Ltd. (LCR), which produces refined petroleum products, including gasoline, heating oil, jet fuel, aromatics and lubricants.

                                     # # #

For information, contact:
Media - Jackie Wilson (713) 652-4596
Investors - Dave Balderston (713) 652-4590

                        LYONDELL PETROCHEMICAL COMPANY
                FINANCIAL AND OPERATING INFORMATION (UNAUDITED)


                                                    FOR THE THREE MONTHS              FOR THE TWELVE MONTHS
INCOME STATEMENT                                     ENDED DECEMBER 31                  ENDED DECEMBER 31
(MILLIONS OF DOLLARS EXCEPT PER SHARE AMOUNTS)        1995      1994                    1995        1994
----------------------------------------------       -------   -------                 -------     -------
Sales and other operating revenues                   $ 1,143   $ 1,096                 $ 4,936     $ 3,857
Operating costs and expenses:
 Cost of sales                                         1,023       886                   4,026       3,296
 Selling, general and administrative expenses             56        35                     204         137
                                                     -------   -------                 -------     -------
   Operating income                                       64       175                     706         424
Interest expense                                         (21)      (18)                    (80)        (74)
Interest income                                            1         2                       6           5
Minority interest in LYONDELL-CITGO Refining
 Co. Ltd.                                                 (2)       --                     (14)         (6)
                                                     -------   -------                 -------     -------
  Income before income taxes                              42       159                     618         349
Provision for income taxes                                15        56                     229         126
                                                     -------   -------                 -------     -------
Net income                                           $    27   $   103                 $   389     $   223
                                                     =======   =======                 =======     =======
Earnings per share                                   $   .34   $  1.28                 $  4.86     $  2.78
                                                     =======   =======                 =======     =======
Avg. no. common shares outstanding (thousands)        80,000    80,000                  80,000      80,000
                                                     =======   =======                 =======     =======


                                                    FOR THE THREE MONTHS              FOR THE TWELVE MONTHS
SELECTED FINANCIAL & OPERATING DATA                  ENDED DECEMBER 31                  ENDED DECEMBER 31
(MILLIONS OF DOLLARS)                                 1995      1994                    1995        1994
----------------------------------------------       -------   -------                 -------     -------
SALES AND OTHER OPERATING REVENUES
Petrochemical segment                                $   555   $   613                 $ 2,657     $ 1,973
Refinery segment:
 Products                                                551       473                   2,272       1,976
 Crude                                                   109        93                     370         296
Intersegment eliminations                                (72)      (83)                   (363)       (388)
                                                     -------   -------                 -------     -------
 Total                                               $ 1,143   $ 1,096                 $ 4,936     $ 3,857
                                                     =======   =======                 =======     =======
OPERATING INCOME
Petrochemical segment                                $    52   $   186                 $   641     $   413
Refinery segment                                          24        (1)                    124          54
Unallocated                                              (12)      (10)                    (59)        (43)
                                                     -------   -------                 -------     -------
 Total                                               $    64   $   175                 $   706     $   424
                                                     =======   =======                 =======     =======

SALES VOLUMES (EXCLUDES INTERSEGMENT SALES)
Selected petrochemical products (millions)
 Ethylene, propylene and polymers (lbs)                1,719     1,584                   6,832       6,090
 Other olefins (lbs)                                     207       291                   1,030       1,048
 Methanol (gallons)                                       54        41                     199         169
 Aromatics (gallons)                                      34        38                     152         160
Refinery products (thousand barrels per day)
 Gasoline                                                113       109                     109         109
 Heating oil (no. 2 distillate)                           55        37                      52          44
 Jet fuel                                                 27        18                      29          24
 Aromatics                                                 8         8                       8           8
 Other refinery products                                  55        44                      56          46
                                                     -------   -------                 -------     -------
  Total refinery products volumes                        258       216                     254         231
                                                     =======   =======                 =======     =======

REFINERY RUNS (thousand barrels per day)
 Blended crude oil                                       236       160                     238         209
 Unfinished stock                                         50        78                      48          64
                                                     -------   -------                 -------     -------
  Total                                                  286       238                     286         273
                                                     =======   =======                 =======     =======


                        LYONDELL PETROCHEMICAL COMPANY
                  SELECTED FINANCIAL INFORMATION (UNAUDITED)
                              MILLION OF DOLLARS


                                                                    DECEMBER 31
CONDENSED BALANCE SHEET                                                1995
-----------------------                                             -----------
Cash, restricted cash and cash equivalents                            $    10
Accounts receivable, inventories and other
 current assets                                                           668
Fixed assets (net), and other non-current assets                        1,928
                                                                    -----------
 Total assets                                                         $ 2,606
                                                                    ===========
Current liabilities                                                   $   750
Long-term debt                                                            807
Other liabilities and deferred credits                                    210
Minority interest                                                         459
Stockholders' equity                                                      380
                                                                    -----------
 Total liabilities and stockholders' equity                           $ 2,606
                                                                    ===========



                                                                       CASH AND CASH EQUIVALENTS
                                                             FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1995
CASH FLOW                                              UNRESTRICTED            RESTRICTED             TOTAL
---------                                              ------------            ----------             -----
Net income                                             $        389                                   $ 389
Non-cash transactions:
 Depreciation and amortization                                   86                                      86
 Deferred taxes                                                   3                                       3
Change in working capital/other                                  (7)                                     (7)
                                                       ------------            ----------             -----
 Cash flow from operations                                      471                                     471
Minority owner investments:
 Contributions                                                                 $      176               176
 Reinvestments                                                  (17)                   17                --
Company loan to LCR                                             (25)                   25                --
Additions to fixed assets:
 Refinery upgrade project                                                            (458)             (458)
 Refinery segment-other                                          (2)                  (45)              (47)
 Petrochemical segment-ALATHON acquisition                     (356)                                   (356)
 Petrochemical segment-other                                   (121)                                   (121)
Net proceeds from short-term debt                                83                                      83
Net proceeds from long-term debt                                (10)                  250               240
Dividends paid                                                  (72)                                    (72)
                                                       ------------            ----------             -----
Incr./(Decr.) in cash and cash equivalents                      (49)                  (35)              (84)
Cash and cash equivalents at beginning of period                 52                    42                94
                                                       ------------            ----------             -----
Cash and cash equivalents at end of period             $          3            $        7             $  10
                                                       ============            ==========             =====
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